UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): May 23, 2023

Novo Integrated Sciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40089	59-3691650
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

11120 NE 2nd Street, Suite 200, Bellevue, WA 98004

(Address of principal executive offices)

(206) 617-9797

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock	NVOS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 25, 2022 by Novo Integrated Sciences, Inc. (the “Company”), on November 21, 2022, the Company received a notification letter (the “November Notification Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market, LLC (“Nasdaq”) advising the Company that it was not in compliance with the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on Nasdaq. Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. Based on the closing bid price of the Company’s common stock between October 10, 2022 and November 11, 2022, the Company no longer met the minimum bid price requirement. The November Notification Letter had no immediate effect on the listing or trading of the Company’s common stock on Nasdaq and the Company’s common stock continued to trade on Nasdaq.

The November Notification Letter provided the Company 180 calendar days, or until May 22, 2023, to regain compliance with Nasdaq Listing Rule 5550(a)(2). To regain compliance, the bid price of the Company’s common stock must have a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days.

On May 23, 2023, Nasdaq notified the Company that, although the Company has not yet regained compliance with the minimum bid price requirement, Nasdaq has determined that the Company is eligible for an additional 180 calendar day period, or until November 20, 2023, to regain compliance. The determination was based in part on the Company’s written notice of its intention to cure the deficiency during the second compliance period be effecting a reverse stock split, if necessary.

If the Company does not regain compliance by November 20, 2023, then Nasdaq will notify the Company of its determination to delist the Company’s common stock, at which point the Company will have an opportunity to appeal the delisting determination to a hearings panel.

As of the date hereof, the Company’s common stock continues to trade on Nasdaq under the symbol “NVOS.” The Company intends to monitor the closing bid price of its common stock and will consider implementing available options to regain compliance with the minimum bid price requirement under the Nasdaq Listing Rules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novo Integrated Sciences, Inc.

Dated: May 25, 2023	By:	/s/ Robert Mattacchione
Robert Mattacchione
Chief Executive Officer